UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700

Houston, TX

77002-2761

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On August 5, 2016, TC PipeLines, LP (the “Partnership”) entered into an Equity Distribution Agreement (the “Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC (each a “Manager” and collectively the “Managers”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through the Managers, as the Partnership’s sales agents, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $400,000,000 (the “Common Units”). Sales of the Common Units, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions or as otherwise agreed by the Partnership and one or more of the Managers.

Under the terms of the Agreement, the Partnership may also sell Common Units from time to time to any Manager as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Common Units to any Manager as principal would be pursuant to the terms of a separate terms agreement between the Partnership and such Manager.

The Partnership intends to use the net proceeds from any sales pursuant to the Agreement, after deducting Managers’ commissions and the Partnership’s offering expenses, for general partnership purposes.

The Common Units will be issued pursuant to the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-211907) which was declared effective by the Securities and Exchange Commission on August 4, 2016.

The Agreement contains customary representations, warranties and agreements by the Partnership, indemnification obligations of the Partnership and the Managers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.

The Managers and/or affiliates of each of the Managers have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and the Partnership’s affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. Affiliates of the Managers are lenders under the Partnership’s revolving credit facility. To the extent the Partnership uses proceeds from any sales pursuant to the Agreement to repay indebtedness under the Partnership’s revolving credit facility, such affiliates may receive a portion of the proceeds from any such sales.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
1.1

Equity Distribution Agreement, dated August 5, 2016, by and between the Partnership and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC.

5.1	Opinion of Vinson & Elkins L.L.P. as to legality of the offered Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PIPELINES, LP

	By:	TC PipeLines GP, Inc.
its general partner

	By:	/s/ Jon A. Dobson
Jon A. Dobson
Secretary
Dated: August 5, 2016

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
1.1

Equity Distribution Agreement, dated August 5, 2016, by and between the Partnership and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC.

5.1	Opinion of Vinson & Elkins L.L.P. as to legality of the offered Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1).